UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)  May 5, 2006


             AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP
      (Exact name of registrant as specified in its charter)


      State of Delaware           0-14089            93-0926134
(State or other jurisdiction (Commission File      (IRS Employer
      of incorporation)           Number)        Identification No.)


      30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
                (Address of Principal Executive Offices)


                             (651) 227-7333
       (Registrant's telephone number, including area code)


  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written  communication  pursuant  to  Rule  425  under  the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting  material  pursuant to  Rule  14a-12  under  the
      Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

       On May 5, 2006, the Partnership sold a Children's World daycare center in Franconia, Virginia to Argyro Kosmakos, Chris Kosmakos and George Kosmakos, unrelated third parties. The Partnership received net cash proceeds of approximately $1,825,000 for the property, which resulted in a net gain of approximately $1,377,300.

      In the second quarter of 2006, the Managing General Partner plans to solicit by mail a proxy statement seeking the consent of the Limited Partners, as required by Section 6.1 of the
Partnership Agreement, to initiate the final disposition, liquidation and distribution of all of the Partnership's properties and assets within the next year. If a majority of the voting Units are voted in favor of the proposal, the Managing General Partner will proceed with the planned liquidation of the Partnership.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a) Financial  statements  of  businesses  acquired  -   Not
          Applicable.

      (b) Pro  forma financial information - Not Applicable.   The
          Partnership is in the process of liquidating.

      (c) Shell company transactions - Not Applicable.

      (d )Exhibits.

          Exhibit 10.1 - Purchase Agreement dated February 15, 2006 between the Partnership and Argyro Kosmakos, Chris Kosmakos and George Kosmakos relating to the Property at 6323 Grovedale Drive, Franconia, Virginia (incorporated by reference to Exhibit 10.4 of Form 10-KSB filed March 17, 2006).

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND XV LIMITED
                              PARTNERSHIP

                              By: AEI Fund Management 86-A, Inc.
                                 Its:  Managing General Partner

Date:  May 10, 2006            /s/ Patrick W Keene
                              By:  Patrick W. Keene
                                 Its:  Chief Financial Officer